Schedule A

RULE 10F-3 TRANSACTIONS REPORT
April 1, 2004 through September 30, 2004
Affiliated Underwriter: Banc of America Securities, LLC

	Type of
	Security*	Date			Principal/				% of
	(1), (2),	Offering	Purchase		Shares		Price Paid	% of	Fund
Issuer	(3), (4)	Commenced	Date	Selling Broker**	Purchased	Price/Par	By Fund	Issue	Assets
Nations Funds Trust
Nations Asset Allocation Fund
HAROT 2004-1 A4 3.06% 10/21/09	1	04/15/04	04/15/04	JPMorgan Chase	676,000	$99.976	$675,835	0.04%	0.35%
Caterpillar Financial Serv 4.5% 6/15/09	1	06/15/04	06/15/04	CitiGroup Financial	135,000	$99.740	$134,649	0.02%	0.07%

Nations Bond Fund
FHLMC 2.875% 5/15/07	1	04/15/04	04/15/04	Morgan Stanley	4,000,000	$99.986	$3,999,440	0.10%	0.18%
Caterpillar Financial Serv 4.5% 6/15/09	1	06/15/04	06/15/04	CitiGroup Financial	4,105,000	$99.740	$4,094,327	0.63%	0.19%

Nations Convertible Securities Fund
Conseco Mandatory Convertible Preferred 5.5% 5/15/07	1	05/06/04	05/06/04	Goldman Sachs & Co	99,500	$25.000	$2,487,500	0.41%	0.16%
AdvancedMedical Optics, Inc. 2.5% 7/15/24	3	06/16/04	06/16/04	Lehman Bros Inc	14,920,000	$100.000	$14,920,000	4.97%	0.99%
Kellwood Company 3.5% 6/15/34	3	06/17/04	06/17/04	JPMorgan Chase	1,990,000	$100.000	$1,990,000	1.11%	0.13%
Century Aluminum Convertible Bond 1.75% 08/01/24	3	07/30/04	07/30/04	Credit Suisse First Boston	4,980,000	$100.00	$4,980,000	3.32%	0.33%
Schering Plough Convertible Preferred 6%	3	08/04/04	08/04/04	Goldman Sachs	124,500	$50.00	$6,225,000	0.50%	0.42%

Nations Government Securities Fund
FHLMC 2.875% 5/15/07	1	04/15/04	04/15/04	Morgan Stanley	1,000,000	$99.986	$999,860	0.03%	0.52%

Nations MidCap Value Fund
Flextronics International Ltd.	1	07/22/04	07/22/04	CitiGroup Financial	36,000	$12.50	$450,000	0.01%	0.09%

Nations Short-Term Income Fund
JDOT 2004-A A3 2.32% 12/17/07	1	04/13/04	04/13/04	Merril Lynch	5,000,000	$99.983	$4,999,156	2.70%	0.40%
FHLMC 2.875% 5/15/07	1	04/15/04	04/15/04	First Tennesse	15,000,000	$99.986	$14,997,900	0.38%	1.21%

Nations Short-Intermediate Government Fund
FHLMC 2.875% 5/15/07	1	04/15/04	04/15/04	Morgan Stanley	1,000,000	$99.986	$999,860	0.03%	0.25%

Nations Strategic Income Fund
HAROT 2004-1 A4 3.06% 10/21/09	1	04/15/04	04/15/04	JPMorgan Chase	1,403,000	$99.976	$1,402,657	0.09%	0.59%
BMWOT 2004-A A4 3.32% 2/25/09	1	05/04/04	05/04/04	JPM/Chase CMO, ABS	1,126,000	$99.980	$1,125,770	0.08%	0.48%
FORDO 2004-A A4 3.540% 11/18/08	1	05/18/04	05/18/04	Bear Stearns	2,503,000	$99.986	$2,502,650	0.18%	1.09%
Caterpillar Financial Serv 4.5% 6/15/09	1	06/15/04	06/15/04	CitiGroup Financial	289,000	$99.740	$288,249	0.04%	0.13%

Nations Intermediate Municipal Fund
California State Economic Recovery Series A 5.0% 7/01/2015	1	05/06/04	05/06/04	Lehman Bros Inc	5,000,000	$105.867	$5,293,350	0.07%	0.29%
California State Economic Recovery Series A 4.5% 1/01/2007	1	05/06/04	05/06/04	Lehman Bros Inc	1,000,000	$105.336	$1,053,360	0.01%	0.06%

Nations Short-Term Municipal Income Fund
Puerto Rico Pub Bldgs Auth Rev Gtd 4.5% 7/01/22	4	05/26/04	05/28/04	UBS Paine Webber	3,000,000	$103.668	$3,110,040	0.86%	0.27%

Nations Value Fund

Genworth Financial Inc. — Cl A	1	05/24/04	05/24/04	Morgan Stanley	317,300	$19.500	$6,187,350	0.22%	0.45%
Genworth Financial Inc PFD	1	05/24/04	05/24/04	Morgan Stanley	14,000	$25.000	$350,000	0.06%	0.03%
Flextronics International Ltd.	1	07/22/04	07/22/04	CitiGroup Financial	356,960	$12.50	$4,462,000	0.12%	0.31%

High Income Portfolio
Superior Essex Comm 9.0% 04/15/12	3	04/08/04	04/08/04	JPMorgan Chase	115,000	$97.240	$111,826	0.04%	1.42%
Tenet Healthcare Corp. 9.875% 07/01/14	3	06/15/04	06/15/04	CitiGroup Financial	34,000	$97.674	$33,209	0.00%	0.37%
Freescale Semiconductor Inc. 4.38% 07/15/09	3	07/16/04	07/16/04	Goldman Sachs	150,000	$100.00	$150,000	0.04%	2.29%

* The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).